                                                           Exhibit (10)(iii)(A)

                            HOUGHTON MIFFLIN COMPANY
                          1998 STOCK COMPENSATION PLAN

     The primary purpose of this Plan is to attract, retain, and motivate the employees of Houghton Mifflin Company (the "Company") and of any subsidiary corporation of which more than 50% of the outstanding voting stock is owned by the Company (a "Subsidiary") who will most assist the Company or its Subsidiaries in achieving the Company's long-term goals and objectives, and to provide an opportunity for these employees to acquire an interest in the Company through the granting of options or restricted or bonus stock or other performance awards, as herein provided. Additionally, the Plan is intended to provide an incentive to non-employee members of the Board of Directors of the Company ("director-participants") to increase their efforts for the success of the Company by increasing their proprietary interest in the Company, through the receipt of shares of the Company's common stock and options to purchase shares of the Company's Common Stock. To achieve those purposes, the Plan amends and restates the 1995 Stock Compensation Plan (the "1995 Plan").

1.   SHARES OF STOCK SUBJECT TO THE PLAN

     The stock that may be issued under the Plan shall not exceed, in the aggregate, the sum of 1,800,000 shares of the Company's common stock ("Company Stock"), which may be either authorized but unissued shares or treasury shares, plus any shares of Company stock that were authorized but unused under either the 1995 Plan or the 1992 Stock Compensation Plan (the "1992 Plan"), including, without limitation, shares represented by awards which are forfeited, expire, or are canceled without delivery of shares of Company Stock or which result in the forfeiture of shares of Company Stock back to the Company.

     In determining the number of shares of Company Stock available for grant under the Plan, (i) any shares of Company Stock granted or reserved for issue under the Plan that are forfeited because of the failure to meet an award contingency or condition, or shares reserved for issue on exercise of options under the Plan which have expired or been terminated shall again be available for use pursuant to new awards under the Plan; (ii) to the extent that shares of Company Stock covered by an award are not delivered to a participant because the award is forfeited or canceled, or the shares are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan; (iii) if the exercise price of any stock option granted under the Plan, the 1995 Plan, or the 1992

Plan is paid by tendering shares of Company Stock to the Company or by withholding pursuant to an election under Section 8 of the Plan or Section 7 of the 1995 Plan, only the number of shares of Company Stock issued net of the shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan; and (iv) shares of Company Stock delivered under the Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Company Stock available for delivery under the Plan to the extent that such settlement, assumption, or substitution is a result of the Company or a Subsidiary acquiring such other entity (or an interest in such other entity).

     The stock that may be issued under the Plan to any one individual between the Plan's Effective Date (as defined in Section 12 hereof) and its termination shall not exceed, in the aggregate, 500,000 shares of Company Stock. The number of shares subject to the Plan and the number of shares which can be issued to any one individual thereunder shall, however, be subject to adjustment as provided in Section 10 hereof.

     On and after the Effective Date of the Plan, no further grants of options or restricted stock shall be made under the 1995 Plan. Options and other awards granted under either the 1995 Plan or the 1992 Plan which are outstanding on and after the Effective Date shall be subject to and governed by the terms and conditions of the Plan. The actual provisions of any such outstanding option agreement or other award agreement, however, shall not be altered unless an amendment thereto is approved by the Committee (as defined in Section 2 below) and (if the affected participant's approval is required by the 1995 Plan, the 1992 Plan, the Plan, the appropriate agreement, or applicable law) approved by the affected participant.

2.   ELIGIBILITY AND ADMINISTRATION

     Except with respect to director-participants, awards will be granted only to persons who are employees of the Company or a Subsidiary whose efforts are important to the continued success and growth of the Company and, in the case of incentive stock options, who are eligible to receive an incentive stock option under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Board of Directors of the Company (the "Board") shall appoint a committee to administer the Plan (the "Committee"). The Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. The Committee, acting by a majority of its members, shall determine the participants in the Plan to whom grants will be made, the number of shares subject to each grant, and the terms of the grant, consistent with the provisions of this Plan.

3.   GRANTS TO EMPLOYEES

     The Committee may make grants to employees under this Plan in the form of Stock Options (either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs")), Restricted Stock, Bonus Stock, or Performance Awards, each as defined below. Unless prohibited by law or regulation, the Committee may make grants under this Plan (except ISO grants) "in tandem" (i.e., the participant may be given the right to select the form in which the grant is exercised) or in combination with other grants. The Committee may also make cash awards (i) in connection with, or as part or all of, a Performance Award or (ii) pursuant to
Section 9 hereof with respect to any Bonus Stock or Restricted Stock.

     *    Incentive Stock Options

          ISOs are a right to buy shares of Company Stock in the future at the market price at the time of grant, subject to the requirements of
          Section 422 of the Code. A stock option intended to be an ISO shall be designated as an ISO in its grant. The aggregate fair market value (determined at the time the ISO is granted) of the Company Stock with respect to which ISOs are exercisable for the first time by an optionholder during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

     *    Non-Qualified Options

          NQOs are stock options (i) which do not meet the ISO restrictions, either in the grant itself or as the participant treats the grant, or
          (ii) the terms of which provide that the options will not be treated as ISOs. NQOs do not receive the special tax consequences given ISOs by the Code.

     *    Restricted Stock

          Restricted Stock is a grant of Company Stock to an individual subject to forfeiture during the restriction period if specific requirements (including continued employment or performance goals) described in the grant documents are not met for the restriction period.

     *    Bonus Stock

          Bonus Stock is a grant of Company Stock to an individual which is made free of any restrictions. Bonus Stock may be granted as a bonus or instead of cash under other compensatory arrangements of the Company or a Subsidiary.

     *    Performance Awards

          Performance Awards are awards granted, subject to applicable law, with value, payment, or other terms contingent upon performance of the Company or specified Subsidiaries or any other factors designated by the Committee. Performance Awards, in whole or in part, may be (i) denominated or payable in cash, (ii) denominated or payable in, valued by reference to, or otherwise based on, or related to Company Stock, or (iii) denominated or payable in, valued by reference to, or otherwise based on, or related to, either Company Stock or cash, to be determined in the discretion of the Committee.

4.   GRANTS TO DIRECTOR-PARTICIPANTS

     Each individual who has served as a non-employee member of the Board during any calendar year shall be a director-participant in the Plan with respect to such year. With respect to each calendar year each director-participant shall be granted, as compensation, (x) 1,000 shares of Company Stock, and (y) options to purchase 2,000 shares of Company Stock, in each case as of the day before the regularly scheduled meeting of the Board in the month of January following the close of such calendar year; provided, however, that the number of shares or options so granted shall be prorated in the case of any director-participant whose service on the Board began during such year or who retired or resigned from the Board during such year. The proration shall be based on the portion of such year the director-participant served as a non-employee member of the Board.

     For each calendar year beginning with 1999, a director-participant may elect to receive a whole number of shares of Company Stock equal in value to all or any part of his or her annual retainer fee earned for services as a director during such calendar year in place of payment in cash. A director-participant's election must be made in writing delivered to the Committee before the beginning of the calendar year in which the retainer fee is earned, and becomes irrevocable on the last day prior to the beginning of that calendar year. Any election shall continue and apply to subsequent calendar years until terminated or modified by written notice delivered to the Committee. A notice of termination or modification will be effective as of the end of the calendar year in which the notice is delivered, and shall apply to retainer fees payable in subsequent years. Any shares to be delivered pursuant to such an election shall be delivered quarterly, and shall be valued at the closing price per share of Company Stock as reported by the New York Stock Exchange on the last business day of each calendar quarter. The value of fractional shares shall be paid in cash.

5.   GRANTS

     Grants may be made under this Plan to participants (including grants to director-participant which are in addition to grants made to such director-participant pursuant to Section 4 hereof) by the Committee at any scheduled or unscheduled meeting. In making a grant to a participant under this Plan, the Committee will specify (either at the time of grant or thereafter) the terms and conditions of the grant, all of which shall be subject to the terms and conditions of this Plan (including Section 13 hereof). Unless the Committee specifies otherwise or applicable law requires otherwise, with respect to any grant to an individual of Restricted Stock or Bonus Stock or of Company Stock in connection with a Performance Award, past services of that individual equal to the aggregate par value of Company Stock subject to such grant shall constitute the only consideration paid upon the issuance of such stock. If at any time, consideration other than past services is required by applicable law with respect to a grant, such consideration shall be paid within the sixty days immediately following such grant.

6.   PERIOD OF OPTION AND PAYMENT OF EXERCISE PRICE

     Each stock option grant shall be exercisable at such time or times as the Committee shall from time to time determine but in no event after the expiration of ten years from the date of grant. Except as otherwise provided in this
Section 6, the delivery of certificates representing shares under any stock option grant will be contingent upon receipt by the Company from the optionholder (or a purchaser acting in his or her stead, in accordance with the provisions of the grant) of the full purchase price for such shares in the form of cash and/or shares of Company Stock either previously owned by the optionholder (provided that such shares have been held for at least six months) or withheld by the Company pursuant to an election by the optionholder under
Section 8 below, the total value of which is equal to the total purchase price of the optioned shares then being purchased and the fulfillment of any other requirements contained in the option or applicable provisions of law. The purchase price also may be paid in such other form of consideration as the Committee may authorize. The Company may permit a participant to elect to pay the exercise price by authorizing a third party to sell shares of Company Stock (or a sufficient portion of the shares) being acquired upon exercise of an option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. No optionholder or person entitled to exercise the stock option grant shall be deemed to be a holder of any shares subject to the grant for any purpose until such shares are issued to him or her under the terms of the grant and the Plan.

7. TRANSFERABILITY OF OPTIONS BY OPTIONHOLDER; ASSIGNMENT OF OBLIGATIONS BY COMPANY

     The Committee, in its discretion, may grant transferable options or amend outstanding options to make them transferable (collectively, "Transferable Options"). The option agreement with respect to a Transferable Option shall provide that (i) the optionholder can transfer the Transferable Option to (x) members of his or her immediate family (i.e., children, grandchildren, or spouse), (y) trusts for the benefit of such family members, and (z) partnerships whose only partners are such family members; (ii) no consideration can be paid for the transfer of the Transferable Option; and (iii) the transferee of a Transferable Option is subject to all conditions applicable to the Transferable Option prior to its transfer.

     The option agreement with respect to any option granted hereunder shall state the transferability restrictions for such option determined by the Committee.

     The rights and obligations of the Company under the Plan and any grant may be assigned by the Company to a successor to the whole or any part of its business if the successor assumes in writing all of such rights and obligations.

8.   WITHHOLDING

     The Company may defer making payment or delivery of any shares of Company Stock to a participant under the Plan until satisfactory arrangements have been made for the payment of any federal, state, or local income taxes required to be withheld with respect to such payment or delivery. Each participant may elect to have the Company withhold shares of Company Stock having an aggregate value equal to the amount required to be withheld. If no such election is in effect, the Company shall nevertheless have the right to impose a mandatory withholding of such shares. In addition, at the election of a participant, upon exercise of an option, the Company may withhold shares of Company Stock equal to all or a portion of the purchase price of the shares then being purchased. The value of fractional shares remaining after payment of the withholding taxes or the exercise price shall be paid to such participant in cash. Shares so withheld shall be valued at fair market value at the close of the regular business day on which the option is exercised.

9.   CASH AWARDS

     If the payment or delivery of (or lapsing of restrictions with respect to) any Company Stock awarded to a participant under this Plan, the 1995 Plan or the 1992 Plan shall be subject to the imposition of any federal, state, or local income tax, the Committee, in its discretion, either at the time the award is granted or thereafter, may also grant the participant a cash award.

10.  EQUITABLE ADJUSTMENTS

     In the event that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of stock of the Company (or other securities) which may thereafter be issued in connection with grants under the Plan, (ii) the number and kind of shares of stock of the Company (or other securities) issued or issuable in respect of outstanding grants, and (iii) the exercise price, grant price, or purchase price relating to any grant.

11.  CHANGE IN CONTROL

     Immediately prior to a change in control of the Company, unless otherwise specified in any granting documents, all outstanding options granted under the Plan will become exercisable, all restrictions on restricted shares will lapse, and all performance-based awards will be paid out on a pro rata basis, depending on how much of the performance period has been completed as of the date of such change in control.

     For purposes of this Plan, a "change in control" of the Company shall be deemed to have occurred if any of the following occurs:

     (a) any "Person" (as defined in this Section 11) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of no more than two consecutive years beginning after the date of any award made under this Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

     (c) there occurs a merger or consolidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     For purposes of this Plan, "Person" has the meaning given such term in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.

12.  EFFECTIVE DATE AND STOCKHOLDER APPROVAL

     The Effective Date of the Plan shall be the date the Plan is approved by the stockholders of the Company. Until the Effective Date of the Plan, the 1995 Plan shall continue in full force and effect in accordance with its terms.

13.  ADMINISTRATION AND AMENDMENT OF THE PLAN

     The Plan shall be administered by the Committee, as provided in Section 2 hereof, which shall make the grants under the Plan, determine the form of options or other awards to be granted in each case (either at the time of grant or thereafter), and make any other determination under or interpretation of any provisions of the Plan.

     Any of the actions taken by the Committee shall be final and conclusive. Without the consent of the affected participant, however, no amendment or other action with respect to any outstanding award hereunder may impair or adversely affect the rights of the participant holding the award.

     The Board may amend the Plan as it may deem proper and in the best interest of the Company. However, no such action shall adversely affect or impair any options or other awards previously granted under the Plan, the 1995 Plan, or the 1992 Plan without the consent of the grantee.

14.  EXPIRATION AND TERMINATION OF THE PLAN

     Unless earlier terminated by the Board, the Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as to awards granted under the Plan prior to its termination as long as any such awards are outstanding. Grants may be made under the Plan at any time, or from time to time, prior to the termination of the Plan. The Plan may be abandoned or terminated at any time by the Board, except with respect to any awards then outstanding.